Exhibit (1)(o)

              Resolution of the Board of Directors of GE Life and
           Annuity Assurance Company authorizing additional Investment
            Subdivisions under Oppenheimer Variable Account Funds and
                    Goldman Sachs Variable Investment Trust.


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                          UNANIMOUS WRITTEN CONSENT OF
                            THE BOARD OF DIRECTORS OF
                      GE LIFE AND ANNUITY ASSURANCE COMPANY


The undersigned, being all of the members of the Board of Directors of GE Life and Annuity Assurance Company, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

WHEREAS,  The Board of Directors of the Company,  pursuant to the  Provisions of
Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Separate Account 4 ("Separate Account 4") on August 19, 1987; and

WHEREAS, The Board of Directors adopted resolutions changing the name of the company to GE Life and Annuity Assurance Company and the name of the separate account to GE Life & Annuity Separate Account 4 on January 1, 1999; and

WHEREAS, Oppenheimer Variable Account Funds and Goldman Sachs Asset Management, Inc. have changed the names of some of their portfolios.

NOW, THEREFORE, BE IT RESOLVED, That Oppenheimer Growth Fund is now known as Oppenheimer Capital Appreciation Fund/VA. Oppenheimer Aggressive Growth Fund is now known as Oppenheimer Aggressive Growth Fund/VA. Oppenheimer Multiple
Strategies Fund is now known as Oppenheimer Multiple Strategies Fund/VA. Oppenheimer High Income Fund is now known as Oppenheimer High Income Fund/VA. Oppenheimer Bond Fund is now known as Oppenheimer Bond Fund/VA. Additionally,
Goldman-Sachs Mid Cap Equity Fund is now known as Goldman-Sachs Mid Cap Value Fund.

These subdivisions invest in shares of a single mutual fund portfolio as set forth below:

                                    Oppenheimer Variable Account Funds

OPP High Income/VA                  Oppenheimer High Income Fund/VA
OPP High Income/VA - B              Oppenheimer High Income Fund/VA
OPP High Income/VA - C              Oppenheimer High Income Fund/VA
OPP High Income/VA - D              Oppenheimer High Income Fund/VA
OPP High Income/VA - E              Oppenheimer High Income Fund/VA

OPP Bond/VA                         Oppenheimer Bond Fund/VA
OPP Bond/VA - B                     Oppenheimer Bond Fund/VA
OPP Bond/VA - C                     Oppenheimer Bond Fund/VA
OPP Bond/VA - D                     Oppenheimer Bond Fund/VA
OPP Bond/VA - E                     Oppenheimer Bond Fund/VA

OPP Aggressive Growth/VA            Oppenheimer Aggressive Growth Fund/VA
OPP Aggressive Growth/VA - B        Oppenheimer Aggressive Growth Fund/VA
OPP Aggressive Growth/VA - C        Oppenheimer Aggressive Growth Fund/VA
OPP Aggressive Growth/VA - D        Oppenheimer Aggressive Growth Fund/VA
OPP Aggressive Growth/VA - E        Oppenheimer Aggressive Growth Fund/VA

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OPP Capital Appreciation/VA         Oppenheimer Capital Appreciation Fund/VA
OPP Capital Appreciation/VA - B     Oppenheimer Capital Appreciation Fund/VA
OPP Capital Appreciation/VA - C     Oppenheimer Capital Appreciation Fund/VA
OPP Capital Appreciation/VA - D     Oppenheimer Capital Appreciation Fund/VA
OPP Capital Appreciation/VA - E     Oppenheimer Capital Appreciation Fund/VA

OPP Multiple Strategies/VA          Oppenheimer Multiple Strategies Fund/VA
OPP Multiple Strategies/VA - B Oppenheimer Multiple Strategies Fund/VA OPP Multiple Strategies/VA - C Oppenheimer Multiple Strategies Fund/VA OPP Multiple Strategies/VA - D Oppenheimer Multiple Strategies Fund/VA OPP Multiple Strategies/VA - E Oppenheimer Multiple Strategies Fund/VA

                                    Goldman Sachs Asset Management, Inc.

GSF MidCap Value                    Goldman Sach MidCap Value Fund
GSF MidCap Value - B                Goldman Sach MidCap Value Fund
GSF MidCap Value - C                Goldman Sach MidCap Value Fund
GSF MidCap Value - D                Goldman Sach MidCap Value Fund
GSF MidCap Value - E                Goldman Sach MidCap Value Fund

FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements may be necessary or appropriate to enable such investments to be made, and the Board of Directors hereby ratifies of any such officer in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each or any of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

FURTHER RESOLVED, That these resolutions shall take effect as of May 1, 1999.

/s/ Robert D. Chinn                       /s/ Ronald V. Dolan
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Robert D. Chinn                           Ronald V. Dolan


/s/ Selwyn L. Flournoy, Jr.               /s/ Pamela S. Schutz
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Selwyn L. Flournoy, Jr.                   Pamela S. Schutz


/s/ Geoffrey S. Stiff                     /s/ Victor C. Moses
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Geoffrey S. Stiff                         Victor C. Moses